Exhibit 99.1

PRESS RELEASEFranklin Street Properties Corp.

401 Edgewater Place    •    Suite 200    •    Wakefield, Massachusetts  01880    •    (781) 557-1300    •     www.franklinstreetproperties.com

Contact:  Georgia Touma, Investor Relations - 877-686-9496

For Immediate Release

Franklin Street Properties Corp. Announces

retirement of Janet P. Notopoulos

WAKEFIELD, MA – February 9, 2016 – Franklin Street Properties Corp. (the “Company”, “FSP”, “its”, “our” or “we”) (NYSE MKT: FSP), a real estate investment trust (REIT), announced today that Janet P. Notopoulos has decided that, effective as of the close of business on May 12, 2016, she will retire from FSP and resign from her position as the Company’s Executive Vice President. In addition, Ms. Notopoulos has decided that she will not stand for re-election to the Board of Directors at the Company’s 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”) and will resign from the Board upon the conclusion of her term as a Class I director, effective as of the 2016 Annual Meeting. Ms. Notopoulos has served on the Board of Directors since 2002. In addition, the Board has approved a decrease in the number of directors constituting the entire Board from eight members to seven and the number of Class I directors from three to two, effective as of the 2016 Annual Meeting.  With this decrease, the Board will be comprised of seven directors, six of whom will be independent.

George J. Carter, Chairman and Chief Executive Officer, said, “Since joining FSP in 1997, Janet has been the architect of the property management platform that helped us achieve our many successes.   Her advice and counsel will be greatly missed.  On behalf of the entire FSP team, I would like to thank Janet for her enduring dedication and contributions to the Company over the years.  We will miss Janet and wish her nothing but the best in the future.”

This press release, along with other news about FSP, is available on the Internet at www.franklinstreetproperties.com. We routinely post information that may be important to investors in the Investor Relations section of our website. We encourage investors to consult that section of our website regularly for important information about us and, if they are interested in automatically receiving news and information as soon as it is posted, to sign up for E-mail Alerts.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on investing in institutional-quality office properties in the U.S. FSP’s strategy is to invest in select urban infill and central business district (CBD) properties, with primary emphasis on our top five markets of Atlanta, Dallas, Denver, Houston, and Minneapolis. FSP seeks value-oriented investments with an eye towards long-term growth and appreciation, as well as current income. FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes. To learn more about FSP please visit our website at www.franklinstreetproperties.com.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This press release may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, economic conditions in the United States, disruptions in the debt markets, economic conditions in the markets in which we own properties, risks of a lessening of demand for the types of real estate owned by us, changes in government regulations and regulatory uncertainty, uncertainty about governmental fiscal policy, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments. See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014, as the same may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

For Franklin Street Properties Corp.
Georgia Touma, 877-686-9496

Source: Franklin Street Properties Corp.